SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549
                          Form 8-K
                       CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange
Act of 1934
Date of Report:      July 27, 1999.
             MASTERPIECE TECHNOLOGY GROUP, INC.
Utah                                     91-179-3053
(State of incorporation) (IRS Employer Identification
Number)
0-22851 (Commission File Number)
          455 Wards Corner Road, Loveland, OH 45140
          (Address of principal executive offices)
Registrants's telephone number, including area code:
                       (513) 831-6647
(Former name or former address, if changed from last report)
             GLOBAL DIGITAL INFORMATION, INC.
Item 5     Other Events
1.   APPROVAL OF PURCHASE AND MERGER
The Board of Directors approved the Purchase Agreement and Plan of Merger of Masterpiece Technology Group with MapleCrest Software, a Connecticut corporation. In said Plan of Merger, the Company agrees to purchase of the MapleCrest Software stock for 1,850,765 shares of its common stock.
Said stock is to be restricted stock pursuant to Section 4(2) of the Securities Act.
2.     ELECTION OF NEW MEMBERS OF THE BOARD OF DIRECTORS
At a meeting of the Board of Directors of Masterpiece Technology Group, Inc., the following individuals were elected as new members of the Board of Directors:
     Newell D. Crane
     G. Richard Gressett
     William Coyne
     Morris Gorelick
     David Leytze
3.     APPOINTMENT OF OFFICERS
The Board of Directors approved the appointment of the following individuals to the following respected positions effective July 1, 1999:
     Newell D. Crane, Chairman, Chief Executive Officer
     G. Richard Gressett, President, Chief Operating Officer Ed Sachsehdorfer, Chief Financial Officer
     Robin H. Hirschfield, Vice President
     Margaret Crane, Vice President
     Charles S. Bowcock, III, Vice President
     David Reiss, Vice President
     Joseph H. Torella, Vice President
     William Coyne, Medical
     Dave Losciewicz, Vice President
                          Masterpiece Technology Group, Inc.
July 27, 1999                By:/s/ Newell Crane, President